Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Fletcher McCusker – Chairman and CEO	Alison Ziegler—General Information
Kate Blute – Director of Investor and Public Relations	Susan Garland – Analyst Information
520/747-6600	212/445-8300

FOR IMMEDIATE RELEASE

The Providence Service Corporation Announces Financial Guidance

for 2004

Company to Release Fourth Quarter and Audited Year End 2003 Results

on March 3, 2004 with a Conference Call on March 4, 2004

TUCSON, ARIZONA – February 9, 2004 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it has completed its budget for 2004 and is providing its financial forecast for 2004. The Company also announced that it has scheduled the release of its financial results for the fourth quarter and year ended December 31, 2003 on Wednesday, March 3, 2004, after the market closes, with a conference call scheduled for March 4, 2004 at 11:00 a.m. ET.

2004 Financial Guidance

For 2004, Providence forecasts revenues of between $80 - $83 million and diluted earnings per common share of between $0.70 - $0.72. Operating expenses are expected to be between 86% and 87% of revenue for the full year with a net margin of approximately 8%. The Company expects a tax rate of 40% in 2004.

For the first quarter of 2004, Providence forecasts revenues of between $18.0 - $18.4 million and diluted earnings per common share of between $0.12 - $0.14. Operating expenses are expected to be between 90% and 91% of revenue for the quarter with an expected net margin of approximately 5.5%.

The Company also announced that it remains comfortable with the 2003 guidance it provided in its third quarter 2003 press release dated November 10, 2003. In the release, Providence forecasted 2003 revenue of $58.0 to $58.4 million and an anticipated net loss available to common stockholders of between ($0.25) to ($0.24) per diluted share for 2003, which includes the IPO related expenses incurred in the third quarter of 2003.

-more-

5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Announces Guidance for 2004

With respect to the financial guidance in this press release, it remains the Company’s policy only to communicate acquisitions upon the signing of definitive documents and to announce material government contract wins coincidental to the government payer unit announcement. This 2004 guidance is based upon current contract estimates, rate and census projections negotiated under approximately 200 contracts, assumes diluted common shares outstanding of slightly in excess of 9.0 million, and does not include any unannounced acquisitions.

Fourth Quarter and Year End 2003 Reporting

In conjunction with the release of its fourth quarter 2003 results, Providence plans to hold a conference call at 11:00 a.m. ET (9:00 a.m. MT) on Thursday, March 4, 2004. Interested parties are invited to listen to the call live over the Internet at www.provcorp.com or www.fulldisclosure.com or by dialing (800) 218-0713. International callers should dial (303) 262-2130. A replay of the teleconference will be available on www.provcorp.com and www.fulldisclosure.com. A replay will also be available until March 11, 2004 by dialing (800) 405-2236 or (303) 590-3000, and using passcode 570278.

The Providence Service Corporation provides privatized social services to individuals and families. Through its owned and managed entities, Providence operates from 99 locations in 17 states. Its services are reimbursed by government programs such as welfare, juvenile justice, Medicaid and corrections. Providence owns no beds or facilities, preferring to provide its client care in home and community based settings.

Certain statements herein, such as any statements about the Company’s confidence or strategies or its expectations about revenues, results of operations, profitability, future contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the Company’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media attention and legal, economic and other risks detailed in the Company’s other filings with the Securities and Exchange Commission. Words such as “believe”, “demonstrate”, intend”, expect”, “estimate”, anticipate”, “should” and “likely”, and similar expressions, identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update any forward-looking statement contained herein.

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